   Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                  EXHIBIT 10.27

                            OPTIONAL SERVICE DELIVERY
                                    AGREEMENT

THIS AGREEMENT, dated as of April 1, 1996 between ADP Financial Information Services, Inc., a Delaware corporation with offices at 909 3rd Avenue, Suite 808, New York, New York 10022 ("ADP"), and McCARTHY, CRISANTI & MAFFEI, INC., a Delaware corporation with offices at One Chase Manhattan Plaza, 37th Floor, New York, New York 10005 ("Source").

WHEREAS, ADP prepares, operates and transmits financial data to subscribers by means of a data feed and software necessary to receive electronically distributed information services (the "Network"); and

WHEREAS, Source publishes certain electronic information services including those services listed and described in Exhibit A to this Agreement (the "Source Services"); and

WHEREAS, Source currently distributes all or some of the Source Services via other network vendors; and

WHEREAS, Source desires to provide the Source Services through the Network to current and potential subscribers of ADP as well as via direct feed to third parties.

NOW THEREFORE, the parties, in consideration of the premises and mutual covenants contained herein, agree as follows:

1.       Distributor; Non-Exclusivity; Additional Source Services.

a. Distributor - Appointment. Source hereby appoints ADP, and ADP hereby agrees to serve as, a non-exclusive distributor of Source for the term set forth in
Section 11 for the limited purpose of marketing and distributing the Source Services worldwide to ADP Subscribers, as defined below, who thereafter subscribe to the Source Services ("Source Subscribers"), all in accordance with the terms and conditions hereof. "Subscribers" shall mean those persons or entities authorized by ADP subject to the terms and conditions hereof, to access all or part of the Source Services. Notwithstanding the foregoing, ADP shall not deliver the Source Services to those persons set forth in Exhibit B, as such exhibit is modified from time to time by Source, with any modifications being implemented by ADP as soon as possible, but in no event later than thirty (30) days from the giving of written notice by Source.

b. Non-Exclusivity. The parties acknowledge and agree that the appointment of ADP as distributor of Source for the purpose of distributing the Source Services shall be on a non-exclusive basis. Source retains the right to distribute itself or permit other third parties to distribute one or more of the Source Services or services substantially similar thereto.

c. Additional Source Services. In the event that the parties agree that ADP may distribute other existing services of Source or any electronically distributed information service hereafter developed by Source that are not listed in Exhibit A or that are not substantially similar to any service listed therein (an "Additional Source Service"), then such Additional Source Service shall fall within the definition of Source Service under this Agreement, and the distribution of such Additional Source Service shall be subject to the terms and conditions set forth in this Agreement.

2.       Inputting; Direct Feed; Accessibility; Display; Accuracy.

a.       Inputting and Use of Services.

i. Generally. Source shall input the Source Services into the Network by means of the ADP equipment and/or services as set forth in Exhibit C. ADP shall provide Source with subscriptions and software necessary to receive the Source Services for no charge. ADP agrees to provide such additional software and upgrades to existing software to Source from time to time during the term of this Agreement and any extensions thereof, that are necessary for Source to receive the Source Services pursuant to this Agreement at no cost to Source. Source shall be responsible for any costs associated with cabling or other modifications necessary within its locations. Source shall be responsible for all local communication costs between Source and ADP locations. ADP shall provide at no charge to Source access to those services produced by ADP and not originated by any third party which are in the same service category as those relevant services produced by Source; provided that ADP shall have the right to deny Source access to any ADP service in circumstances where Source used such service in a way that competes with the sale of such service by ADP or any of its affiliates. ADP will transmit with Source Services any copyright notices, legends or disclaimers it receives with such Source Services from Source.

ii. Direct Feed Agreement. ADP acknowledges that Source anticipates providing the Source Services on a direct feed basis to certain of Source's subscribers. Together with the execution of this Agreement, ADP and Source agree to enter into a separate agreement, a copy of which is attached hereto as Exhibit D, pursuant to which ADP will provide Source with a direct feed to any of Source's subscribers as Source from time to time designates whether or not said subscribers are then current ADP customers. In such event, Source Subscribers shall enter into a separate agreement with ADP pursuant to which ADP will provide Source Subscribers a direct feed line.

iii. Use of Source's Proprietary Services. Notwithstanding any provision of subsection (i) that may be to the contrary, ADP subject to the prior written consent of Source, shall have the right to access the Source Services for any purpose; provided that Source shall have the right to deny ADP access to any Source Service in circumstances where ADP uses such service in a way that competes with the sale of such service by Source or any of its affiliates. Prior to exercising its right under this subsection (ii) Source agrees to notify ADP in writing at least thirty (30) days prior to the desired denial of access date and state the action by ADP that gave rise to the denial right. If ADP ceases such action prior to the desired denial date, Source may not deny access to the Source Services on the basis of such cured action. The rights specified in this subsection (iii) shall be in addition to, and not in limitation of, any other remedies the parties may have.

b. Accessibility of Source Services. ADP will make the Source Services available through its FS Partner, Power Partner, and Market Data Feed products. ADP may, at its discretion, make the Source Services available through any other ADP products or networks. Distribution by ADP of a Source Service that is first made available through a product or network (in addition to the Network) after the date hereof pursuant to the terms of this subsection (b) shall be subject to the terms of this Agreement.

c. Accuracy of Information. Source shall use commercially reasonable efforts to
(i) insure that the information in the Source Services is accurate, (ii) correct inaccuracies, errors or defects in such information promptly after discovery, and (iii) insure that the information in the Source Services is provided on a timely basis. Source shall monitor such information as it is distributed through the Network of any other network of ADP and promptly correct any inaccuracies, errors or defects therein.

3.       Promotion and Marketing.

a.       Efforts and Materials.

i. Marketing. Source and ADP shall exercise commercially reasonable efforts to market and promote subscriptions to the Source Services to be accessed through the Network to at least the same extent as ADP markets and promotes the services of any and all third parties. ADP agrees to require ADP's marketing and sales representatives to reasonably coordinate marketing and sales efforts with Source's marketing representatives and cooperate with Source's marketing representatives in presenting to potential and existing subscribes the Source Services.

ii. Materials. Neither party shall publish or distribute any advertising or promotional material regarding the availability of the Source Services through the Network without the prior written consent of the other, which consent shall not be unreasonably withheld. If the receiving party has not notified the sending party within twenty (20) days after its receipt thereof, such materials shall be deemed approved. Materials being sent to the other party for approval pursuant to this subsection (a)(ii) shall be directed to the person(s) designated in Exhibit E hereto.

b. Subscriber's List. To facilitate Source's promotional efforts, ADP shall provide to Source the following information and reports: (i) on a monthly basis the list of ADP subscribers located in the United States, if not prohibited by any contract or agreement with any subscriber, (ii) on a monthly basis, the list of those persons and entities located in the United States who became new ADP subscribers during such month, if not prohibited by any contract or agreement with any subscriber, (iii) from time to time, but not less frequently than quarterly, the list of new and existing ADP subscribers located outside the United States promptly after it receives the information necessary to develop such list, if not prohibited by any contract or agreement with any subscriber,
(iv) upon request of Source, information ADP has with regard to renewal dates for subscriptions to the Source Services, and (v) on a monthly basis, access reports which shall, among other things, set forth those persons taking the Source Services and indicating which of those are being provided on a trial basis. ADP represents and warrants that all reports shall be accurate and complete and correctly reflect the number of subscriptions and those having access to the Source Services.

c. Demonstration Periods; Trade Shows. ADP agrees to promote and market the Source Services, subject to the terms contained in the last sentence of Section 1(a), by making one or more of the Source Services available free of charge to ADP Subscribers for up to thirty (30) days upon the request of or with the prior written consent of Source. The preceding provision shall not be deemed to increase ADP's obligations to market and promote subscriptions to the Source Services set forth in subsection (a)(i) of this Section 3. In addition, ADP agrees to promote the Source Services at any trade show exhibits at which ADP is a participant.

4.       Fees; Service Agreement.

a. Billing; Fees. Source shall bill Source Subscribers in the United States on a regular basis for subscriptions to the Source Services. ADP shall bill Source Subscribers outside the United States on a regular basis for subscriptions to the Source Services. Fees for subscriptions to the Source Services shall be determined by Source in its respective geographic regions in its sole discretion and shall be in addition to any fees charged to ADP Subscribers by ADP. Source agrees that it will make changes in published subscription fees to the Source Services only once per year, which shall, except as set forth below, be effective anywhere other than Japan on January 1 and in Japan on April 1, and will give ADP no less than one hundred twenty (120) days' prior written notice of any such change. Notwithstanding the foregoing, all new Source Subscribers who become Source Subscribers within said one hundred twenty (120) days pre-effective period shall be charged the new subscription fees. ADP covenants that it will inform all Source Subscribers of the new fees and shall implement the new fee schedule at the times provided for herein. Source agrees that it will not charge a Source Subscriber any more money for its subscription to the Source Services delivered pursuant to this Agreement than it will charge said Source Subscriber for the Source Services received by other third party vendors. The parties agree that Source may require ADP to terminate distribution of the Source Services to Source Subscribers that are severely in arrears in paying their subscription fees. Source Subscribers shall be deemed severely in arrears for purposes hereof when they become six months behind in payments. The parties agree that the party responsible for billing shall comply with all applicable Country, State and local laws and regulations, including, but not limited to the taxing laws and regulations. With respect to accounts outside the United States billed by ADP, ADP shall use its best efforts to collect fees due to Source for the Source Services.

b. ADP Service Agreements. In those jurisdictions where ADP is billing Source Subscribers for their use of the Source Services, ADP shall provide the service agreement attached hereto as Exhibit F, as such may be amended from time to time (the "ADP Service Agreement") to each subscriber to the Source Services and shall not and is not obligated to grant any subscriber access to any Source Service (except on a trial basis) until it has obtained an executed copy of the applicable ADP Service Agreement from such subscriber. ADP Service Agreements provided to Source Subscribers shall provide that Source Subscribers shall not modify, reproduce in any form, redisseminate, republish, re-present or re-distribute Source Services without the prior written consent of Source which consent shall be at Source's sole discretion and shall contain such other provisions as reasonably requested by Source. Copies of representative ADP Service Agreements currently being used are attached as Exhibit F. ADP shall provide Source with a copy of material amendments to the standard ADP Service Agreement and any amendments to individual ADP Service Agreements which affect the Source Services within ten (10) days after such amendments are implemented. Source shall not make any statement regarding any ADP Service that is contradictory or inconsistent with the then-current version of the applicable ADP Service Agreement.

c. Source's Service Agreement. In jurisdictions in which Source is billing Source Subscribers for their use of the Source Services, Source may provide the Source Services via a written or oral service Agreements; provided however, that ADP shall have no obligation to provide the Source Services to any subscriber who has not executed a copy of the applicable ADP Service Agreement. A copy of Source's written Service Agreement to be used in jurisdictions where Source will bill Source Subscribers for their use of the Source Services and a copy of Source's price lists currently in effect are attached as Exhibit G. Source will notify ADP in writing or by facsimile of all new Source Subscribers in jurisdictions which Source is billing Source Subscribers.

   Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



5.       Charges/Fees.

a. ADP's Fee.******************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************

b. Sales Commission and Fee. ADP shall not be entitled to any fee or commission for subscriptions to a Source Service sold to an ADP Subscriber by a salesperson working for ADP unless Source deems the payment of a fee or commission appropriate.

c. Payment. Within forty-five (45) days after the end of each calendar quarter falling fully or partially within the term of this Agreement, each party shall deliver to the other a report which report the delivering party represents and warrants to the best of its knowledge will show all Subscription Receipts for such quarter, the fee due ADP in respect thereof and the amounts due Source, together with a check payable to the other party for the net amount. All payments made hereunder shall be made in U.S. Dollars. If ADP is required by applicable law to pay or withhold any taxes for Subscription Receipts collected on behalf of Source, ADP shall be entitled to deduct and withhold income or excise taxes or other taxes, withholdings or governmental charges ("Taxes") from any Subscription Receipts collected. In the event that ADP withholds Taxes from amounts payable to source hereunder, it shall remit to Source the Subscription Receipts net of any Taxes and shall provide a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may be reasonably requested relating to the Taxes.

d. Adjustments. Each party acknowledges that they may make initial calculations and payments of amounts due to the other based on amounts billed to Source Subscribers in respect of Source Services, and accordingly there may be post payment adjustments to amounts remitted to the other pursuant to subsection 5(c) hereof to reflect (i) amounts the billing party billed in error or credits it gave in the ordinary course of business to Source Subscribers and (ii) amounts the billing party was unable to collect from Source Subscribers (as to which the billing party shall be entitled to a refund for fees thereon remitted to the other).

e. Records. Each party shall maintain complete and accurate books and records (collectively, the "Records") with respect to all amounts it billed to Source Subscribers in respect of subscriptions to the Source Services and any adjustments thereto made pursuant to subsection 5(d) hereof. Each party shall have the right upon at least sixty (60) days' prior written notice to inspect the Records of the other during normal business hours no more frequently than once per year. All information gained by the inspecting party from such inspection will be kept in strict confidence and will be used solely for the purpose of verifying the accuracy of the computation of the amounts due hereunder.

6.       Copyright.

Source represents and warrants to ADP that Source or its licensors own the Source Services and the copyrights thereto, and that Source has the right to authorize ADP to distribute the Source Services under this Agreement. In the event of any claim by a third party which challenges Source's ownership of the Source Services or right to authorize ADP to distribute the Source Services, Source shall have the right to terminate this Agreement immediately upon written notice to ADP. ADP agrees it is not acquiring under this Agreement any proprietary interest in the Source Services and agrees not to challenge the claim of Source or its licensors to the ownership of the Source Services and the measures requested by Source to make the copyright claim of Source or its licensors known to Source Subscribers and to provide reasonable assistance to Source, at Source's expense, in Source's defense or prosecution of any copyright infringement claim.

7. Maintenance and Circumstances Beyond Parties' Control. Subject to the provisions set forth in Section 8, neither ADP nor Source will be deemed in default or liable hereunder if, as a result of any cause or circumstance beyond such party's reasonable control or any repair work or routine maintenance, there occurs a delay in or failure or interruption of (i) service to any Source Subscriber, or (ii) transmission of the Source Services. So long as any such failure continues, the party responsible for such service or transmission will use its highest reasonable efforts to eliminate such conditions and will keep the other party fully informed at all times concerning the matters causing such delay or default and the prospects of their termination.

8.       Indemnification.

a. By Source. In the event any claim is brought by any third party against ADP that relates to, arises out of or is based upon the Source Services, the failure of Source to comply with any law, rule or regulation, or the permanent disconnection of the Source Services by Source to any Source Subscriber, ADP shall promptly notify Source, and Source shall defend such claim at Source's expense and under Source's control. Source shall indemnify and hold harmless ADP against any judgment, liability, loss, cost or damage (including litigation costs and reasonable attorneys' fees) arising from or related to such claim whether or not such claim is successful. ADP shall have the right, at its expense, to participate in the defense of such claim through counsel of its own choosing; provided, however, that Source shall not be required to pay any settlement amount that it has not approved in advance.

b. By ADP. In the event any claim is brought by any third party against Source that relates to, arises out of or is based upon any error, delay, interruption or other event caused by ADP or its employees in transmitting the Source Services, Source shall promptly notify ADP, and ADP shall defend such claim at ADP's expense and under ADP's control. ADP shall indemnify and hold harmless Source against any judgment, liability, loss, cost or damage (including litigation costs and reasonable attorneys' fees) arising from or related to such claim, whether or not such claim is successful. Source shall have the right, at its expense, to participate in the defense of such claim through counsel of its own choosing; provided, however, that ADP shall not be required to pay any settlement amount that it has not approved in advance.

c. Damages. The parties hereby acknowledge and agree that any judgment, liability, loss, cost or damage for which a party seeks indemnification pursuant to this Section 8 shall be deemed a direct damage of such party, and shall in no event be deemed by either party as a consequential, indirect, incidental or special damage for purposes of Section 12(d).

9. Representations and Warranties of the Parties. Each party hereby represents, covenants and warrants to the other as follows:

         i. It has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such party, enforceable against it in accordance with its terms and conditions.

         ii. That the parties will comply with all codes, regulations and laws applicable to the provision of the services under this Agreement, and has obtained or will obtain all necessary permits, licenses and other authorizations necessary for its performance of services under this Agreement.

         iii. That the execution, delivery and performance of this Agreement and the transactions contemplated hereby do not conflict with or violate in any material respect: (a) a party's charter or by-laws; (b) any contract or agreement to which it is a party; (c) any order, decree or judgment of any court or government authority; and (d) any federal or New York State statute, rule or regulation.

10.      Confidentiality.

a. The parties agree that certain material and information which has or will come into the possession or knowledge of each in connection with this Agreement or the performance hereof; e.g., proprietary business information (including, without limitation, the names and addresses of subscribers, information providers and suppliers), consists of confidential and proprietary data, whose disclosure to or use by third parties will be damaging. In addition, the parties may reasonably designate, by notice in writing delivered to the other party, other information as being confidential or a trade secret.

b. All such proprietary or confidential information of ADP or Source shall be kept confidential by Source or ADP, as the case may be, to the degree it keeps confidential its own confidential or proprietary information. Such information belonging to either party shall not be disclosed by the other party to its employees except on a need-to-know basis or to agents or contractors of such other party, but may be disclosed by such other party to state or federal agencies, authorities or courts upon their order or request provided prompt notice of such order or request is given by such other party to the party to which such information belongs if such notice is legally permitted. Upon termination of this Agreement, all copies of such information shall be returned to the party to which such information belongs and no copies thereof shall remain in the possession, custody or control of such other party.

c. No information that would otherwise be proprietary or confidential for the purposes of this Agreement pursuant to subsections (a) or (b) above shall be subject to the restrictions on disclosure imposed by this section in the event and to the extent that (i) such information is in, or becomes part of, the public domain otherwise than through the fault of the party to which such information does not belong, (ii) such information was known to such party prior to the execution of this Agreement, or (iii) such information was revealed to such party by a third party.

11.      Term; Termination.

a. Term. The initial term of this Agreement shall commence as of the date first above written and shall terminate on January 1, 2000 (the "Initial Term"), unless sooner terminated pursuant to Section 6. The term of this Agreement shall automatically be extended for one or more periods of five years (a "Renewal Term"), unless sooner terminated pursuant to Section 6 or unless either party sends to the other written notice of its election not to renew at least ninety
(90) days prior to the end of the Initial Term, or any Renewal Term, as the case may be.

b. Default. If either party shall default in the performance of or compliance with any provision contained in this Agreement and such default shall not have been cured within thirty (30) days after written notice hereof shall have been given to the appropriate party, the party giving such notice may then give further written notice to such other party terminating this Agreement, in which event this Agreement and any other rights granted hereunder shall terminate on the date specified in such further notice. The parties agree that any breach of a representation or warranty contained in this Agreement shall result in its immediate termination. ADP and Source each agree, in the event of a breach by either party of any of their respective obligations under this Agreement, such other party may seek temporary or permanent injunctive relief, as well as other equitable relief, and will be entitled to commence an action for any such relief in any court of competent jurisdiction.

c. Insolvency. In the event that either party hereto shall be adjudged insolvent or bankrupt, or upon the institution of any proceedings by it seeking relief, reorganization or arrangement under any laws relating to insolvency, or if an involuntary petition in bankruptcy is filed against such party and said petition is not discharged within sixty (60) days after such filing, or upon any assignment for the benefit of its creditors, or upon the appointment of a receiver, liquidator or trustee of any of its assets, or upon the liquidation, dissolution or winding up of its business (an "Event of Bankruptcy"), then the party involved in any such Event of Bankruptcy shall immediately give notice thereof to the other party, and the other party at its option may terminate this Agreement upon written notice.

12.      Miscellaneous.

a. Notices. All notices hereunder (except as provided for in Section 4(c) hereof) shall be in writing and shall be delivered in person, or sent by overnight courier service, to the address of the party set forth below, or to such other addresses as may be stipulated in writing by the parties pursuant hereto. Unless otherwise provided, notice shall be effective on the date it is actually delivered to the address listed.

i.       If to ADP, to:

                  ADP Financial Information Services, Inc.
                  2 Journal Square Plaza
                  Jersey City, New Jersey 07306
                  Attention: Robert J. Casale, President

ii.      If to Source, to:

                  McCarthy, Crisanti & Maffei, Inc.
                  One Chase Manhattan Plaza, 37th Floor
                  New York, NY 10005
                  Attention: President

         with a copy to:

                  Van Kampen American Capital, Inc.
                  One Parkview Plaza
                  Oakbrook Terrace, IL 60181
                  Attention: General Counsel

b. Amendment; Assignment. This Agreement may not be amended except by written instrument executed by Source and ADP. Neither party may assign this Agreement to any third party, other than an affiliate, without the prior written consent of the other. Any assignment of this Agreement to an affiliate shall not relieve the assigning party of any of its obligations or liabilities under this Agreement.

c. Survival of Certain Provisions. Notwithstanding the termination of this Agreement, those provisions of this Agreement that by their nature are intended to survive such termination shall survive, including without limitation, the provisions of Sections 8, 9 and 10.

d. Consequential Damages. Neither party shall be liable for any consequential, indirect, incidental or special damages, even if advised of the possibility of such damages. In no event shall either party or any affiliates, directors, officers, managers, agents or employees be liable to the other or to any customers thereof, under any theory of liability for punitive or exemplary damages arising from or related to this Agreement.

e. Entire Agreement. This Agreement contains the entire understanding of the parties on the subject hereof and terminates and supersedes all previous verbal and written agreements on such subject.

f. Relationship of the Parties. The parties agree that ADP will act as an independent contractor in the performance of its duties under this Agreement. This Agreement does not and shall not be deemed to constitute a partnership or joint venture between the parties and neither party nor any of its directors, officers, employees or agents shall, by virtue of the performance of their obligations under this Agreement, be deemed to be an employee of the other. ADP has no authority to make any representations on behalf of or to bind Source in connection with the provision of Source Services in the course of performing any of its obligations under this Agreement or otherwise. Source has no authority to make any representations on behalf of or to bind ADP in connection with the provisions of Source Services relating to this Agreement.

g. "Affiliate" Defined. For purposes of this Agreement, the term "affiliate" and its derivatives shall mean, with respect to any individual or entity, any individual or entity directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such individual or entity. The term "control" and its derivatives, as used in the immediately preceding sentence, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

h. Severability. In the event any provision of this Agreement or application hereof to any party or in any circumstances shall be determined to be invalid, unlawful or unenforceable to any extent, the remainder of this Agreement, and the application of any provision to parties or circumstances other than those as to which it is determined to be unlawful, invalid or unenforceable, shall not be affected thereby, and each remaining provision of this Agreement shall continue to be valid and may be enforced to the fullest extent permitted by law.

i. Non-Waiver. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

j. Captions. The captions used herein are for convenience only, and constitute no part of this Agreement.

k. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law principles thereof.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date set forth above.


McCARTHY, CRISANTI & MAFFEI, Inc.


By: /s/ David D. Dixon
    ----------------------------
Name:  David D. Dixon
Title: President

ADP FINANCIAL INFORMATION SERVICES, INC.

By: /s/ Frederick J. Koczwara
    ----------------------------
Name:  Frederick J. Koczwara
Title: Senior Vice President


Date: 3-1-96

                                    Exhibit A

                                 Source Services

Name                                  Description
----                                  -----------
CorporateWatch(R)                     Principally provides
                                      rapid and
                                      comprehensive
                                      information on
                                      corporate securities,
                                      private placements,
                                      equities and mortgage
                                      and derivative
                                      product new issues.
MoneyWatch(R)                         Provides 24 hour fundamental and
                                      technical analysis of US Treasury,
                                      Agency and money market securities.
                                      The service combines live commentary
                                      and technical trading analysis with
                                      detailed forecasts and analysis of the US
                                      economy.
CurrencyWatch(R)                      A foreign exchange
                                      market forecasting
                                      and analysis system
                                      combining live 24
                                      hour fundamental and
                                      technical analysis
                                      presented as both
                                      commentary and live
                                      technical trading
                                      pages, together with
                                      comprehensive live
                                      EMS analysis.
YieldWatch(R)                         Addresses European and Asia Pacific
                                      government bonds/financial futures
                                      markets including the U.S. T-bond.
                                      Information is presented as live
                                      commentary, technical trading blotters
                                      and spread analysis, together with
                                      regional market briefings.

(R) Denotes a registered trademark of McCarthy, Crisanti & Maffei, Inc.

                                    Exhibit B

The following subscribers should be restricted from access to the Source Services pursuant to Section 1(a)(i) of the Agreement:

Alert/OASYS Money Market Services            Investment Dealers Digest
AMG Data Services                            IPO Financial
Asset Backed Securities Group                J.J. Kenney & Company
Atlas                                        Johnson Smick International
AutEx                                        Liberty Brokerage Inc.
Bank Valuation                               Loan Pricing Corp.
BondData                                     Maria Ramirez Capital Consultants
Bondware                                     Market Data Corporation
BondWeek                                     Market News Service
Business Week                                MBSIS
Capital Management                           McGraw Hill
Capital Techniques                           Money Line Corporation
Cates                                        Money Market Services (MMS)
CDA Investment Technologies                  MoneyData
Chronometrics                                Moody's
Commscan                                     MortgageData
CORIS                                        MRL Publishing
Corporate Financial Weekly                   Muller Data
Corporate Service                            Municipal Markets Data
Dalcomp Inc.                                 Munifacts/American Banker
Data Resources Inc.                          Newsware/Newswatch
Dow Jones Capital Markets Report             North American Economist
Dow Jones News Services                      O'Connor, Paul & Phillips
Duff & Phelps                                Olson Group
Dunn & Bradstreet                            Optima Futures
Elders Applied Research                      Pegasus Econometrics
Electronic Joint Venture (EJV)               Pensions & Investments Age
Elliot Wave International                    Pit Info Corp.
Equidesk                                     Prechter's Elliot Wave Int'l
Eurobond Service                             Predex
Euromoney                                    Princeton Economics
Evans Economics                              Public Securities Assoc. (PSA)


Fin Mark Research                            R.A. Froehlich
First Call                                   Ried, Thunberg
Fitch                                        RS Investments
Foreign Exchange Analytics (FXA)             SDC Publishing
Forex Chartist                               Securities Data Company
Forex Watch                                  Securities Industry Assoc. (SIA)
Froelich Technical Dimensions                Securities Information Center
Fund Data                                    Sheshunoff
FX 24                                        Software Division
FXO                                          Standard & Poors
Gannett                                      Stone, McCarthy
Global Market Information                    Technical System
Gov pix                                      Technical Data (All Services)
Griggs & Santow                              Telekurs
High Frequency Economics Ltd.                Telerate Corporate Market Service
I.F.R. CorporateEye                          Thomas A. Fleming
I.F.R. (Int'l. Financing Review)             Thomson Financial Networks
I.F.R. Japan Watch                           Thomson Research
I.F.R. LatAm                                 Trepp & Company
IDEA                                         Valorinform
ILX                                          Vigil
Indepth Data                                 Wrightson & Co.
Institutional Investor Magazine              Wunsch Auction Systems
Investext

                                    Exhibit C

                   "Non-Chargeable" ADP Equipment and Services

I. Equipment to be supplied by ADP to Source for use by Source at Source's locations including but not limited to:

         One ADP data feed and software necessary to receive Source Services at Source's site in New York.

II. Electronic means of delivering Source's Information to ADP in a timely and reliable manner to include but not limited to two ADP data lines with the necessary software, equipment and leased lines with dial back-up at Source's primary site as well as at disaster recovery site.

                                    Exhibit D

                         Direct Feed Delivery Agreement


                                  See Attached